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                                                                   Exhibit 23.2







           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incoporation by reference in this Registration Statement of Fidelity Bankshares, Inc. on Form S-4 of our report dated March 9, 2004, appearing in the Annual Report on Form 10-K of Fidelity Bankshares, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ Deloitte & Touche LLP

West Palm Beach, Flordia
December 27, 2004